Exhibit 10.1

THIRD AMENDMENT TO THE

GENTIVA HEALTH SERVICES, INC.

2005 NONQUALIFIED RETIREMENT PLAN

WHEREAS, Gentiva Health Services, Inc. (the “Company”) maintains the Gentiva Health Services, Inc. 2005 Nonqualified Retirement Plan (the “Plan”); and

WHEREAS, Section 10.3 provides that the Benefits Committee may amend the Plan from time to time, to the extent that the amendment does not result in increased costs to the Company; and

WHEREAS, the Benefits Committee wishes to amend the Plan to expressly provide that a Participant must be employed on the date a profit sharing contribution under the Plan is actually credited to the Accounts of otherwise eligible Participants in order to receive such a contribution;

NOW THEREFORE, the Plan is amended as follows:

FIRST

Section 4.2(b)(1) is hereby amended in its entirety to read as follows:

(1) The Participating Employer may also choose to make a profit sharing contribution, in addition to, or in lieu of a matching contribution. If the Participating Employer makes a profit sharing contribution with respect to a particular Plan Year, only Participants who have completed one thousand (1,000) Hours of Service during such Plan Year and who are employed by the Participating Employer on the date the profit sharing contribution for such Plan Year is credited to the Accounts of the otherwise eligible Participants shall be eligible to receive an allocation of such profit sharing contribution.

SECOND

The effective date of this Third Amendment shall be January 1, 2008.

IN WITNESS WHEREOF, the Benefits Committee hereby adopts this Third Amendment to the Gentiva Health Services, Inc. 2005 Nonqualified Retirement Plan.

BENEFITS COMMITTEE

/s/ John R. Potapchuk
John Potapchuk

/s/ Douglas Dahlgard
Doug Dahlgard

/s/ Kevin Marrazzo
Kevin Marrazzo

/s/ Brian Silva
Brian Silva

Dated: As of March 5, 2009

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